Exhibit 10.15

SPOUSAL CONSENT

I, Shen Xia (ID No.: ***************), is the legally spouse of Luo Jian (ID No.: ***************). I hereby unconditionally and irrevocably consent to the execution of the following documents (collectively the “Transaction Documents”, including, for the avoidance of doubt, other relevant documents executed for the purpose of engaging in the transactions contemplated by the Transaction Documents, as the same may be amended from time to time) by Luo Jian and to the disposal of the equity interest in Beijing Xingengyuan Science and Technology Co., Ltd. (the “Company”) registered in the name of Luo Jian in accordance with the following Transaction Documents:

1. Exclusive Option Agreement among Luo Jian , the Company and Beijing Spark Education and Technology Co., Ltd. (the “WFOE”) on July 24, 2020 ;

2. Equity Pledge Agreement among Luo Jian , the Company and WFOE on July 24, 2020 ;

3. Power of Attorney among Luo Jian , the Company and the WFOE on July 24, 2020.

I undertake not to make any claims in respect of the equity interest held by Luo Jian in the Company. I further confirm that the performance by Luo Jian of the Transaction Documents and further amendment to or termination of the Transaction Documents do not need my further authorization or consent. I undertake to execute all necessary documents and take all necessary actions to ensure that the Transaction Documents shall be duly performed.

I agree and undertake that if I acquire any equity interest in the Company held by Luo Jian for whatever reason, I shall be bound by the Transaction Documents and comply with my obligations as a shareholder of the Company thereunder, and for this purpose, upon request by the WFOE, I shall sign a series of written documents substantially in the same form and substance as the Transaction Documents.

This Consent Letter shall become effective from the date of signing.

Signature: /s/ Shen Xia

Name: Shen Xia

Date: July 24, 2020

SPOUSAL CONSENT LETTER